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                                                                    EXHIBIT 21.1



                          MARQUETTE ELECTRONICS, INC.



Subsidiaries:

The Company subsidiaries are listed below:

                                                            STATE OR COUNTRY
                                                            ----------------
                    NAME                                    OF ORGANIZATION
                    ----                                    ---------------

Marquette Electronics Anesthesia &
Respiratory Care Corp.                                      Missouri

Marquette Leasing, Inc.                                     Wisconsin

Marquette International, Ltd.                               Virgin Islands

Marquette Hellige UK, Ltd.                                  England

Marquette Hellige Italia, SRL                               Italy

Marquette Hellige S.A.S.                                    France

Marquette Benelux n.v./s.a.                                 Belgium

Marquette Espana, S.A.                                      Spain

Marquette (Australia) PTY, Ltd.                             Australia

Corometrics Medical System, Inc.                            Delaware

Hellige Ges.m.b.H.                                          Austria

Hellige GmbH                                                Germany

Hellige S.A.R.L.                                            France

E For M Corporation                                         Delaware

Vari X, Inc.                                                California